Exhibit 99.1

WEEKEND PREMIERE OF GENIUS BRANDS’ “STAN LEE’S SUPERHERO KINDERGARTEN,” STARRING ARNOLD SCHWARZENEGGER, ON KARTOON CHANNEL! DELIVERS MASSIVE SUCCESS WITH OVER

2 MILLION VIEWS

Schwarzenegger to Appear on Jimmy Kimmel Live! Tonight to Promote The New Series and Share Exclusive Clips

Beverly Hills, CA; April 26, 2021: Following the Friday April 23rd premiere, exclusively on Kartoon Channel!, of the highly-anticipated animated children’s series, Stan Lee’s Superhero Kindergarten, starring Arnold Schwarzenegger, Genius Brands International, Inc. (“Genius Brands”) (NASDAQ:GNUS) announced that the double-episode premiere delivered an enormous two million+ views opening weekend.

Schwarzenegger will appear tonight on Jimmy Kimmel Live! as part of Genius Brands’ ongoing comprehensive marketing campaign for Stan Lee’s Superhero Kindergarten across all touchpoints—advertising, television appearances, social media, traditional PR, influencers—to support a groundswell of excitement driving viewership. Additionally, a global consumer products retail program is in development and Genius Brands is in negotiations with best-in-class licensing partners.

Stan Lee’s Superhero Kindergarten is one of the last creations from the genius mind of the late Stan Lee, who just like in the Marvel movies, plays a cameo himself in every episode! The series stars the voice of real-life action hero Arnold Schwarzenegger, who is also an Executive Producer on the series.

Schwarzenegger commented: “Stan Lee’s Superhero Kindergarten is near and dear to my heart. What an honor it was to collaborate with Stan on the creation of the series, and I am absolutely thrilled that our new series has resonated so strongly with audiences right out of the gate. Stay tuned for more adventure and comedy as new episodes debut every Friday on Kartoon Channel!”

Chairman & CEO of Genius Brands Andy Heyward stated: “Typically, a new children’s series launch takes time to gain traction among audiences; however, we have been blown away by the extraordinary and immediate viewership and positive feedback with over two million views in just the first weekend! This breaks every record for us on the channel and goes beyond our wildest expectation for the series weekend debut. In the new world of streaming media, it’s hard to compare apples to oranges, but if Superhero Kindergarten were a feature movie, we would be doing cartwheels with this ‘opening weekend ‘box office.’ We know as we roll out new episodes every Friday on Kartoon Channel!, this will only continue to build. Arnold has been incredible with his passion and dedication to the development and production of the series. Working closely with the iconic comedy director John Landis, Arnold enriched every single line reading. The two of them together were magic in the recording booth, and never settled for anything less than excellence. The show is full of winks at the camera and gems, which adults will devour as much as kids. We know young audiences and their parents will continue to discover this special series in the months and years to come.”

Stan Lee’s Superhero Kindergarten is geared towards kids and families and focuses on the adventures of six unique kids who are learning to master their super skills, along with their ABCs. With the help of their teacher Arnold Armstrong (AKA ‘Captain Fantastic’, the greatest superhero to ever live!),

It all began five years ago when Arnold Armstrong faced off in a final fight against his nemesis, the evil Dr. Superior, that left him powerless. Little did anyone know that during the fight, super-energy particles rained down on a group of unsuspecting toddlers. Now, those toddlers are kindergarten students at Greenville Elementary School who, with the help of Arnold Armstrong, must learn to control their powers as they go on super adventures! Arnold Armstrong’s mission: to train these kids to use their super-powers safely without revealing their identities. They learn the values of teamwork, health, diversity and anti-bullying while also protecting their town from rivals, and the nefarious Dr. Superior who has returned as Headmaster Danforth of the Academy for Superior Children across town.

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Fun for the whole family, the series opens up the superhero genre for a whole new demographic and draws kids in with action and comedy, while parents can appreciate the quality of content synonymous with Stan Lee. The series includes 26 half-hour long episodes for season one that begins with a two-episode double feature and will be rolled out on a weekly basis thereafter, every Friday.

Stan Lee’s Superhero Kindergarten sees Schwarzenegger voice-directed by John Landis, one of the most successful movie directors of all time, with Steven Banks, former head writer for SpongeBob SquarePants, serving as head writer for the series. The series is produced by Genius Brands and Stan Lee’s POW! Entertainment in association with Schwarzenegger’s Oak Productions. Gill Champion, CEO of Stan Lee’s POW! Entertainment; Andy Heyward, Chairman & CEO of Genius Brands; Schwarzenegger; and Paul Wachter of Main Street Advisors serve as executive producers.

Viewers can enjoy Stan Lee’s Superhero Kindergarten by downloading the free Kartoon Channel! app on Apple and Android devices; on Amazon Prime, on connected TVs and devices by Samsung, LG, Roku, Tubi, Amazon Fire Stick and more; or by visiting www.kartoonchannel.com. “That’s Kartoon with a “K” says Schwarzenegger!”

About Kartoon Channel!

Available everywhere and anywhere kids are today, Genius Brands International’s digital network, Kartoon Channel! is a family entertainment destination that delivers enduring childhood moments of humor, adventure, and discovery.

Delivering 1000’s of episodes of carefully curated free family-friendly content, the channel features animated classics for little kids, including The Wubbulous World of Dr. Seuss, Babar, Mello Dees, Super Simple Songs and Baby Genius, and hit content for bigger kids, such as Pac-Man, Angry Birds, and Yu-Gi-Oh, to original programming like Stan Lee’s Superhero Kindergarten, now premiering and starring Arnold Schwarzenegger, KC! Pop Quiz coming in spring 2021, and Shaq’s Garage, starring Shaquille O’Neal for 2022. Kartoon Channel! also offers STEM-based content through its Kartoon Classroom!, including Baby Einstein, and More.

Kartoon Channel! delivers positive and purposeful content that is widely available and easily accessible across all platforms (Comcast, Cox, DISH, Sling TV, Amazon Prime, Amazon Fire, Apple TV, Android TV, Android Mobile, Google Play, Xumo, Roku, Tubi, Samsung Smart TVs, and LGTVs).

Kartoon Channel! can also be streamed on TVs and mobiles device by downloading the app, or on desktops by visiting www.kartoonchannel.com

About Genius Brands International

Genius Brands International, Inc. (Nasdaq: GNUS) is a leading global kids media company developing, producing, marketing and licensing branded children’s entertainment properties and consumer products for media and retail distribution. The Company’s ‘content with a purpose’ portfolio includes Stan Lee’s Superhero Kindergarten, starring Arnold Schwarzenegger, on Kartoon Channel!; Shaq’s Garage, starring Shaquille O’Neal on Kartoon Channel!; Rainbow Rangers on Kartoon Channel! and Netflix ; Llama Llama, starring Jennifer Garner, on Netflix; award-winning toddler brand Baby Genius; adventure comedy STEM series Thomas Edison's Secret Lab; and entrepreneurship series Warren Buffett's Secret Millionaires Club. Through licensing agreements with leading partners, characters from Genius Brands’ IP also appear on a wide range of consumer products for the worldwide retail marketplace. The Company’s new Kartoon Channel! and Kartoon Classroom! are available in over 100 million U.S. television households via a broad range of distribution platforms, including Comcast, Cox, DISH, Sling TV, Amazon Prime, Amazon Fire, Apple TV, Apple i0s, Android TV, Android Mobil, Google Play, Xumo, Roku, Tubi, KartoonChannel.com, Samsung Smart TVs and LG TVs. For additional information, please visit www.gnusbrands.com.

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Forward Looking Statements: Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation, our ability to generate revenue or achieve profitability; our ability to obtain additional financing on acceptable terms, if at all; the potential issuance of a significant number of shares, which will dilute our equity holders; fluctuations in the results of our operations from period to period; general economic and financial conditions; our ability to anticipate changes in popular culture, media and movies, fashion and technology; competitive pressure from other distributors of content and within the retail market; our reliance on and relationships with third-party production and animation studios; our ability to market and advertise our products; our reliance on third-parties to promote our products; our ability to keep pace with technological advances; our ability to protect our intellectual property and those other risk factors set forth in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and in the Company's subsequent filings with the Securities and Exchange Commission (the "SEC"). Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

MEDIA CONTACT:

pr@gnusbrands.com

INVESTOR RELATIONS CONTACT:

ir@gnusbrands.com

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